EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Rocket Companies, Inc. of our reports dated February 27, 2025, relating to the financial statements of Redfin Corporation and the effectiveness of Redfin Corporation’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Redfin Corporation for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Seattle, Washington

October 1, 2025